UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5503 Cahuenga Blvd, #203
Los Angeles, CA 91601
(Address of Principal Executive Offices) (Zip Code)

(877) 299-0653
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01	Other Events.

On or around February 15, 2017 our company was approved as a provider of ignition interlock services by Denton County, TX. The County of Denton’s Community Supervisions and Corrections Department (CSCD) is responsible for maintaining the online public and online record of approved ignition interlock devices for the county. As of February 17, 2017, the CSCD has placed our company on the vendor list for services, which is the key list made available to DUI offenders and the judicial and/or administrative professionals monitoring DUI criminal offenders in the county of Denton. The Texas ignition interlock market is estimated to be over $36 million annually and the county of Denton is the 5th largest county in the state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blow & Drive Interlock, Corp.

By	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer

Date: February 17, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
1	Denton County Texas CSCD List of Approved Ignition Interlock Vendors